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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Health Management Systems, Inc.:


We consent to incorporation by reference in the Registration Statements on Form S-3 (File No. 33-91518) and Form S-8 (File Nos. 33-65560, 33-76638, 33-76770,
33-95326, 333-33706 and 333-77121) of Health Management Systems, Inc. of our report dated December 1, 1999, except for paragraph 1 of footnote 17 which is as of December 20, 1999, relating to the consolidated balance sheets of Health Management Systems, Inc. and subsidiaries as of October 31, 1999 and 1998, and the related consolidated statements of operations, comprehensive income, shareholders' equity, and cash flows for each of the years in the three-year period ended October 31, 1999 and related schedule, which report appears in the October 31, 1999, annual report on Form 10-K of the Health Management Systems, Inc.

                                             /s/ KPMG LLP

New York, New York
January 25, 2000